UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 9, 2011

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On November 9, 2011, the board of directors of Radian Group Inc. (the “Company”) amended the Company’s By-laws to :

•	Make certain clarifying changes to the voting rules applicable to director elections. (Sections 4.13(f) and 4.13(g))

•

Clarify that the Company is not required to indemnify an authorized representative of the Company for any action, suit or proceeding initiated by such person, unless the action suit or proceeding was authorized by the Company’s board of directors. (Section 7.01)

•

Add a new provision clarifying that the Company is not obligated to indemnify an authorized representative for: (i) settlement amounts unless the Company consented to the settlement; or (ii) for judicial awards if the Company did not have an opportunity to participate, at its own expense, in the defense of the action. (Section 7.05)

•

Add a new provision clarifying that the Company is not required to make any indemnification payments to an authorized representative of the Company if the authorized representative has otherwise received payment for the amounts that would have been indemnifiable. (Section 7.06)

•

Add a new provision specifying that the Company shall be subrogated to all rights of recovery of any authorized representative and requiring the authorized representative to perform all acts and execute all documents necessary to secure such rights for the Company. (Section 7.07)

The Amended and Restated By-Laws were effective upon approval by the Company’s board of directors. The preceding description of the amendments to the By-Laws is qualified in its entirety by reference to the Company’s Amended and Restated By-Laws which are filed as Exhibit 3.2 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Amended and Restated By-Laws of Radian Group Inc., effective November 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC. (Registrant)

Date: November 15, 2011	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-laws of Radian Group Inc., effective November 9, 2011